                                                                  Exhibit 99.5

                                                                  Execution Copy



                           STOCK PURCHASE AGREEMENT

                                     AMONG

                     ECHOSTAR COMMUNICATIONS CORPORATION,

                        HUGHES ELECTRONICS CORPORATION,

                      HUGHES COMMUNICATIONS GALAXY, INC.,

                HUGHES COMMUNICATIONS SATELLITE SERVICES, INC.

                                      AND

                          HUGHES COMMUNICATIONS, INC.

                       --------------------------------



                         Dated as of October 28, 2001

                               TABLE OF CONTENTS
                               -----------------

   Section                                                                Page
   -------                                                                ----
   Article I     SALE AND PURCHASE OF SHARES.............................   1
         1.1  Sale and Purchase of Shares................................   1

  Article II     PURCHASE PRICE AND PAYMENT..............................   2
         2.1  Amount of Purchase Price...................................   2
         2.2  Form of Consideration......................................   2
         2.3  Failure to Receive Purchaser Financing.....................   3
         2.4  Payment of Purchase Price..................................   3

 Article III  ...........................................................   3
         3.1  Alternative Transaction....................................   3
         3.2  Conditions.................................................   4
         3.3  Voting Agreement...........................................   4

  Article IV     CLOSING AND TERMINATION.................................   4
         4.1  Closing Date...............................................   4
         4.2  Termination of Agreement...................................   5
         4.3  Procedure Upon Termination.................................   6
         4.4  Effect of Termination......................................   6

   Article V     REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND HUGHES   6
         5.1  Organization and Good Standing.............................   6
         5.2  Authorization of Agreement.................................   6
         5.3  Conflicts; Consents of Third Parties.......................   7
         5.4  Litigation.................................................   8
         5.5  Voting Agreements..........................................   8
         5.6  Ownership and Transfer of Shares...........................   8
         5.7  PanAmSat SEC Documents.....................................   8
         5.8  Absence of Certain Changes.................................   8
         5.9  Related Party Transactions.................................   9
        5.10  Capitalization.............................................   9
        5.11  Financial Advisors.........................................   9

  Article VI     REPRESENTATIONS AND WARRANTIES OF PURCHASER.............   9

 Section                                                                  Page
 -------                                                                  ----
         6.1  Organization and Good Standing.............................   9
         6.2  Authorization of Agreement.................................   9
         6.3  Conflicts; Consents of Third Parties.......................  10
         6.4  Litigation.................................................  10
         6.5  Investment Intention.......................................  10
         6.6  Financial Advisors.........................................  11
         6.7  Financing..................................................  11
         6.8  Absence of Inducement......................................  11
         6.9  Ownership of Common Stock..................................  11
        6.10  Ownership and Transfer of Purchaser Shares.................  11
        6.11  Purchaser SEC Documents....................................  12
        6.12  Absence of Certain Changes.................................  12

 Article VII     COVENANTS...............................................  12
         7.1  Access to Information......................................  12
         7.2  Conduct of the Business Pending the Closing................  12
         7.3  Regulatory.................................................  14
         7.4  Other Actions..............................................  16
         7.5  Publicity..................................................  17
         7.6  Stockholders' Agreement....................................  17
         7.7  Take-Along Rights..........................................  17
         7.8  Exchange Offer.............................................  18
         7.9  Notification of Certain Matters............................  18
        7.10  Intercompany Obligations...................................  18
        7.11  Tax Allocation Agreement...................................  19
        7.12  Actions Pursuant to the Stockholders' Agreement............  19

Article VIII     CONDITIONS TO CLOSING...................................  19
         8.1  Mutual Conditions..........................................  19
         8.2  Conditions Precedent to Obligations of Purchaser...........  20
         8.3  Conditions Precedent to Obligations of the Sellers.........  21

  Article IX     DOCUMENTS TO BE DELIVERED...............................  22
         9.1  Documents to be Delivered by the Seller....................  22
         9.2  Documents to be Delivered by Purchaser.....................  22

   Section                                                               Page
   -------                                                               ----
   Article X     INDEMNIFICATION.........................................  23
        10.1  Indemnification by Hughes and the Sellers..................  23
        10.2  Indemnification by Purchaser...............................  23
        10.3  Limitations on Indemnification.............................  24
        10.4  Exclusive Remedy...........................................  25
        10.5  Notice and Payment of Claims...............................  25
        10.6  Procedure for Indemnification - Third Party Claims.........  25

  Article XI     MISCELLANEOUS...........................................  27
        11.1  Certain Definitions........................................  27
        11.2  Payment of Sales, Use or Similar Taxes.....................  29
        11.3  Knowledge..................................................  29
        11.4  Survival of Representations and Warranties.................  29
        11.5  Commercially Reasonable Efforts............................  30
        11.6  Expenses...................................................  30
        11.7  Specific Performance.......................................  30
        11.8  Further Assurances.........................................  30
        11.9  Submission to Jurisdiction; Consent to Service of Process..  30
       11.10  Entire Agreement; Amendments and Waivers...................  31
       11.11  Governing Law..............................................  31
       11.12  Table of Contents and Headings.............................  31
       11.13  Notices....................................................  31
       11.14  Severability...............................................  32
       11.15  Binding Effect; Assignment.................................  33
       11.16  Counterparts...............................................  33

                                   EXHIBITS
                                   --------

Exhibit A -- Ownership of Shares
Exhibit B -- Continuing Obligations
Exhibit C -- Form of Registration Rights Agreement

                                   SCHEDULES
                                   ---------

Schedule 5.3  -- EchoStar's Consents
Schedule 5.8  -- Hughes and Sellers' Certain Changes
Schedule 5.9  -- Related Party Transactions
Schedule 6.3  -- Hughes and Sellers' Consents
Schedule 6.12 -- EchoStar's Certain Changes

                           STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of October 28, 2001 (the "Agreement"), among EchoStar Communications Corporation, a Nevada corporation (the "Purchaser"), Hughes Electronics Corporation, a Delaware corporation ("Hughes"), Hughes Communications Galaxy, Inc., a California corporation ("HCGI"), Hughes Communications Satellite Services, Inc., a California corporation ("HCSSI") and Hughes Communications, Inc., a California corporation ("HCI" and, collectively with HCGI and HCSSI, the "Sellers").

                             W I T N E S S E T H:

          WHEREAS, the Sellers own an aggregate of 120,812,175 shares of common stock, par value $0.01 per share ("Company Common Stock"), of PanAmSat Corporation, a Delaware corporation (the "Company"), which shares constitute approximately 80.6% of the issued and outstanding shares of capital stock of the Company as of October 23, 2001; and

          WHEREAS, the Sellers desire to sell to Purchaser, and Purchaser desires to purchase from the Sellers, the Shares (as defined below) for the purchase price and upon the terms and conditions hereinafter set forth; and

          WHEREAS, certain terms used in this Agreement are defined in
Section 11.1;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                   ARTICLE I

                          SALE AND PURCHASE OF SHARES

          1.1 Sale and Purchase of Shares. Upon the terms and subject to the conditions contained herein, on the Closing Date each Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase from each Seller, the number of shares of Company Common Stock owned by such Seller set forth opposite such Seller's name on Exhibit A hereto, plus any additional shares of Company Common Stock that may be acquired by Hughes, the Sellers or any Subsidiary of Hughes or the Sellers after the date hereof, whether through purchase, stock split, stock dividend or otherwise (if and to the extent any such Persons (other than the Sellers) acquire shares of Company Common Stock after the date hereof, such Persons shall be deemed to be Sellers under this Agreement; and all such shares of Company Common Stock (including shares acquired after the date hereof) to be sold pursuant to this Agreement are collectively referred to herein as the "Shares").

                                  ARTICLE II

                          PURCHASE PRICE AND PAYMENT

          2.1 Amount of Purchase Price. The purchase price per Share shall be an amount equal to $22.47. The aggregate purchase price for all Shares purchased hereby is referred to herein as the "Purchase Price".

          2.2  Form of Consideration.

          (a)  In the event the Merger Agreement is terminated pursuant to
Section 7.1(b)(i)(A)(1) or 7.1(c)(iv) thereof, then, subject to Section 2.3 below, the Purchase Price shall be payable in cash, provided that Purchaser may, in its sole discretion, pay up to $600,000,000.00 of the Purchase Price in shares ("Purchaser Shares") of Class A common stock, $0.01 par value per share, of Purchaser ("Purchaser Common Stock").

          (b) In the event the Merger Agreement is terminated by Hughes pursuant to Section 7.1(b)(i)(A)(3) thereof, then, subject to Section 2.3 below, the Purchase Price shall be payable solely in cash.

          (c)  In the event the Merger Agreement is terminated pursuant to (i)
Section 7.1(c)(vii) thereof, or (ii) pursuant to Section 7.1(b)(ii) thereof as a result of the failure of the condition set forth in Section 6.1(e) thereof (each such termination, a "Financing Termination"), then the Purchase Price shall be payable as follows:

               (x)  $1,500,000,000.00 in cash; and

               (y) Purchaser shall use commercially reasonable efforts to pay the remaining amount of the Purchase Price (the "Remainder") in cash (including by raising cash through the issuance of equity or debt securities or otherwise); provided that if Purchaser is unable to pay the Remainder in cash (after using commercially reasonable efforts to try to do so), the Remainder shall be payable by delivery to the Sellers of a note in an aggregate principal amount equal to the Remainder, having terms and conditions mutually acceptable to Purchaser and Hughes; provided, further, that if the parties cannot agree on the terms and conditions of such note, then an amount equal to 50% of the Remainder shall be payable in Purchaser Shares and an amount equal to 50% of the Remainder shall be payable in subordinated notes with an aggregate principal amount equal to 50% of the Remainder, which notes shall have a term no greater than five years, an interest rate of LIBOR plus 500 basis points, and other customary terms as are reasonably acceptable to Purchaser and Hughes.

          For purposes of this Section 2.2, the value of any Purchaser Shares to be delivered in partial payment of the Purchase Price shall be determined on the basis of the average (rounded to the nearest 1/10,000, or if there shall not be a nearest 1/10,000, to the next highest 1/10,000) of the Volume Weighted Average Trading Prices (as defined below) of Purchaser Common Stock for each of the ten
(10) consecutive trading days ending on and including the trading day immediately prior to the Closing Date (as defined below).

          2.3 Failure to Receive Purchaser Financing. Notwithstanding anything to the contrary in Section 2.2, in the event that the PanAmSat Purchase Financing (as defined in the Merger Agreement) is not obtained by Purchaser at or prior to the Closing Date, then the Purchase Price shall be payable in accordance with Section 2.2(c), regardless of the section of the Merger Agreement pursuant to which the Merger Agreement was terminated.

          2.4 Payment of Purchase Price. On the Closing Date, Purchaser shall pay (a) the cash portion of the Purchase Price to the Sellers by wire transfer of immediately available funds into accounts designated by the Sellers and allocated among the Sellers in accordance with their pro rata ownership of the Shares as set forth on Exhibit A; (b) the portion of the Purchase Price, if any, to be paid in Purchaser Shares by delivering to the Sellers certificates evidencing Purchaser Shares due in payment of the Purchase Price and (c) the portion of the Purchase Price, if any, to be paid in debt securities of Purchaser, by delivering to the Sellers certificates evidencing such securities for the payment of the Purchase Price.

                                  ARTICLE III

          3.1 Alternative Transaction. Notwithstanding anything to the contrary contained herein, if at any time after the date hereof and on or prior to the earlier of the Closing and the termination of this Agreement, (a) Purchaser and the Company shall enter into an agreement (a "PanAmSat Merger Agreement") providing for a merger (a "PanAmSat Merger") pursuant to which Purchaser (which term shall include, for purposes of this Article III, the Surviving Corporation (as defined in the Merger Agreement)) would acquire, directly or indirectly through a wholly owned Subsidiary of Purchaser, all of the issued and outstanding shares of Company Common Stock (the "Company Shares"), or (b) Purchaser shall commence a tender offer (as it may be amended from time to time, the "Tender Offer") to purchase all (and not less than all) of the issued and outstanding Company Shares for cash or a combination of cash and Purchaser Shares, then, subject to the conditions set forth in Section 3.2 below and subject to Applicable Law, the obligations of Purchaser under Articles I and II and Sections 7.7 (other than the first sentence thereof) and 7.8, may be satisfied by Purchaser by the consummation of the PanAmSat Merger or the acceptance of the Shares for payment (which would constitute the Closing hereunder) on or prior to the consummation of the Tender Offer. In no event shall the entry by Purchaser (or any Subsidiary of Purchaser) into the PanAmSat Merger Agreement, if any, or the making of the Tender

Offer, if any, or any of the terms and conditions thereof, affect the rights and obligations of the parties hereunder except as expressly provided in this
Article III.

          3.2 Conditions. The obligations of Purchaser under Articles I and II may be satisfied by Purchaser as provided in Section 3.1 only if the following conditions shall have been satisfied (or waived by Hughes and the Sellers in their sole discretion):

          (a) the consideration to be received by the Sellers for the Shares shall be in an amount equal to or in excess of the Purchase Price and, except as provided in (b) below, shall be in cash;

          (b)  In the event the Merger Agreement is terminated pursuant to
Section 7.1(b)(i)(A)(1) or 7.1(c)(iv) thereof, Purchaser may pay a portion of the consideration to be received by the Sellers for the Shares in the form of Purchaser Shares; provided, that the value of any such Purchaser Shares (valued in accordance with the second sentence of Section 2.2) shall not exceed the lesser of (i) $600,000,000.00 and (ii) the product of (A) a fraction, the numerator of which is the aggregate value of all non-cash consideration received by all holders of Company Common Stock other than the Sellers (the "Other Holders") and the denominator of which is the aggregate amount of cash plus the value of all non-cash consideration received by the Other Holders for their shares of Company Common Stock and (B) the Purchase Price; and

          (c) if Purchaser shall not earlier have purchased the Shares at the Closing pursuant to Section 2.4, the consummation of the PanAmSat Merger or the Tender Offer, as the case may be, shall occur prior to or on the date on which the Closing would otherwise occur pursuant to Section 4.1, and payment for the Shares shall be made promptly upon the surrender of certificates for the Shares as contemplated by the terms of the PanAmSat Merger Agreement or at or prior to the consummation of the Tender Offer, as the case may be.

          3.3 Voting Agreement. In the event that Purchaser proposes to enter into a PanAmSat Merger Agreement, each of the Sellers will execute and deliver to Purchaser a Voting Agreement, in customary form reasonably acceptable to both parties, providing for each Seller to vote its Shares in favor of the PanAmSat Merger.

                                  ARTICLE IV

                            CLOSING AND TERMINATION

          4.1 Closing Date. Subject to the satisfaction of the conditions set forth in Article VIII hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Shares provided for in Section 1.1 hereof (the "Closing") shall take place at 10:00 a.m. at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York (or at such other time and place as the parties may designate in writing) on the later of (a) the date which is sixty (60) days after the date of termination of the Merger Agreement and (b) the date which is three
(3) Business Days after the day on which the last to be fulfilled or waived of the conditions set forth in Article VIII hereof shall have been fulfilled or waived (other than any of such conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) (the "Closing Date").

          4.2  Termination of Agreement.

          (a) This Agreement may be terminated prior to the Closing as follows:

          (i) by mutual written consent duly authorized by the respective Boards of Directors of Hughes and Purchaser;

          (ii) by Hughes or Purchaser if the purchase and sale of the Shares contemplated hereby shall not have been consummated within nine (9) months after the satisfaction of the condition set forth in Section 8.1(d) hereof, unless such period shall be extended by the Boards of Directors of both Hughes and Purchaser (provided that the right to terminate this Agreement under this Section 4.2(a)(ii) shall not be available to Hughes or Purchaser, as applicable, if its failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the purchase and sale of the Shares to occur on or before such date);

          (iii) by Hughes or Purchaser if there shall be in effect any permanent injunction or other Order of a court of competent jurisdiction or other competent Governmental Body preventing the purchase and sale of the Shares contemplated hereby which shall have become final and nonappealable and, prior to such termination, the parties shall have used best efforts to resist, resolve or lift, as applicable, such injunction or other Order;

          (iv) by Hughes or Purchaser if the Merger Agreement shall have been terminated pursuant to its terms, other than a termination pursuant to
     Section 7.1(b)(i)(A)(1), 7.1(b)(i)(A)(3), 7.1(c)(iv), 7.1(c)(vii) or
     7.1(b)(ii) as a result of the failure of the condition set forth in Section 6.1(e) of the Merger Agreement;

          (v) by Hughes or Purchaser, if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived and cannot be cured by the date set forth in Section 4.2(a)(ii) hereof; and, in the case of a breach by Hughes, such breach has resulted in a PanAmSat Material Adverse Effect; provided, that termination pursuant to this Clause (v) shall not relieve the breaching party of liability for such breach or otherwise; or

          (vi) by Hughes, during the thirty-day period immediately following a Financing Termination.

          (b) This Agreement shall terminate automatically upon the consummation of the Merger (as defined in the Merger Agreement).

          (c) This Agreement shall terminate automatically upon the satisfaction by Purchaser of its obligations under Section 1.1 in accordance with Article III.

          4.3 Procedure Upon Termination. In the event of termination of this Agreement by Purchaser or Hughes, or both, pursuant to Section 4.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by Purchaser, the Sellers or Hughes. If this Agreement is terminated as provided herein, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

          4.4 Effect of Termination. In the event that this Agreement is validly terminated prior to Closing as provided herein, then each of the parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination, and such termination shall be without liability to Purchaser, Hughes or either Seller; provided, however, that the obligations of the parties set forth in Sections 7.5, 11.6, 11.7, 11.9, 11.10,
11.11 and 11.15 hereof shall survive any such termination and shall be enforceable hereunder; provided, further, however, that nothing in this Section
4.4 shall relieve Purchaser, Hughes or either Seller of any liability for a breach of this Agreement or invalidate the provisions of the Confidentiality Agreement.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                           OF THE SELLERS AND HUGHES

          The Sellers and Hughes hereby jointly and severally represent and warrant to Purchaser that:

          5.1 Organization and Good Standing. Each of the Sellers, Hughes and, to the knowledge of Hughes, the Company and its Subsidiaries, is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to conduct its business as it is now being conducted.

          5.2 Authorization of Agreement. Each of the Sellers and Hughes has all requisite corporate power and authority to enter into this Agreement and each other agreement, document, instrument or certificate to be entered into by such party in connection with the consummation of the purchase and sale of the Shares contemplated by this Agreement (together with this Agreement, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Seller Document by the Sellers and Hughes, as applicable, and the consummation of the transactions contemplated thereby to be effected by the Sellers and Hughes, as applicable, have been (or will be prior to execution and delivery thereof) duly authorized by all necessary corporate action on the part of the Sellers and Hughes, as applicable. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly executed and delivered by each Seller and Hughes, as applicable, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, the legal, valid and binding obligations of each Seller and Hughes, as applicable, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

          5.3  Conflicts; Consents of Third Parties.  Except as set forth on
Schedule 5.3 hereto, the execution and delivery by Hughes and the Sellers of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby or thereby will not (i) violate any provision of the certificate of incorporation or by-laws of Hughes or the Sellers; (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, require the consent of any party under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any Lien upon any of the properties or assets of Hughes or the Sellers under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, intellectual property or other license, contract, undertaking, agreement, lease or other instrument or obligation to which Hughes or either Seller is a party, including the Stockholders' Agreement;
(iii) violate any Order, writ, injunction, decree, statute, rule or regulation applicable to Hughes or either Seller; or (iv) require any consent or approval of or registration or filing by Hughes or any of its Affiliates (including the Company and its Subsidiaries) with, any third party or any Governmental Body, other than (a) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and any similar laws of foreign jurisdictions and (b) registrations or other actions required under federal, state and foreign securities laws; except, in the case of clauses (ii) (but excluding application to the Stockholders' Agreement), (iii) and (iv), for any of the foregoing that, individually or in the aggregate, could not reasonably be expected to materially delay or burden the consummation by Hughes or either Seller of the transactions contemplated by this Agreement. Schedule 5.3 sets forth a true, complete and correct list of any material consents, waivers, authorizations or approvals required to be obtained under any agreement, license, lease, contract, loan, note, mortgage, indenture or other commitment or obligation (whether written or oral and express or implied), under which Hughes or either Seller is or may become bound or is or may become subject to any obligation or liability or by which any of their respective assets owned or used are or may become bound in connection with the execution, delivery and performance of this Agreement by Hughes and either Seller or consummation of the transactions contemplated herein.

          5.4 Litigation. As of the date hereof, there are no Legal Proceedings pending or, to the knowledge of Hughes, threatened that are reasonably likely to prohibit or restrain the ability of Hughes or either Seller to enter into this Agreement or consummate the transactions contemplated hereby.

          5.5 Voting Agreements. Except for the Stockholders' Agreement and the PanAmSat Voting Agreement, if any, neither Hughes nor either Seller is a party to any voting trust or other voting agreement with respect to any of the Shares or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.

          5.6 Ownership and Transfer of Shares. Each Seller is the sole record and beneficial owner of the number of Shares indicated as being owned by such Seller on Exhibit A, free and clear of any and all Liens, other than the Stockholders' Agreement and restrictions imposed by federal or state securities laws. Each Seller has the corporate power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to Purchaser good and valid title to such Shares, free and clear of any and all Liens, other than the Stockholders' Agreement and restrictions imposed by federal or state securities laws. Other than with respect to the Stockholders' Agreement or any federal or state securities laws, no legend or other reference to any purported Lien appears upon any certificate representing the Shares.

          5.7  PanAmSat SEC Documents.

          (a) To Hughes' knowledge, the Company has timely filed with the U.S. Securities and Exchange Commission ("SEC") all required reports, filings, registration statements and other documents to be filed by them with the SEC since January 1, 2000.

          (b) To Hughes' knowledge, as of its filing date, or as amended or supplemented prior to the date hereof, each PanAmSat SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act.

          (c) To Hughes' knowledge, no PanAmSat SEC Document, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          5.8 Absence of Certain Changes. To the knowledge of Hughes, except as set forth in Schedule 5.8 and except as contemplated hereby, since September 30, 2001, there has been no (i) PanAmSat Material Adverse Effect or (ii) development that has had or could reasonably be expected to have a material adverse impact on the ability of Hughes to consummate the transactions contemplated by this Agreement.

          5.9 Related Party Transactions. Except as set forth in Schedule 5.9 or as disclosed in the PanAmSat SEC Documents, since January 1, 2000, there have been no material transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and Hughes and its Affiliates (other than Subsidiaries of the Company), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

          5.10 Capitalization. To the knowledge of Hughes, as of September 30, 2001, the authorized capital stock of the Company consisted of 400,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). To the knowledge of Hughes, as of October 23, 2001, (i) 149,847,692 shares of Common Stock were issued and outstanding and
(ii) no shares of Preferred Stock were issued and outstanding. To the knowledge of Hughes, all the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable.

          5.11 Financial Advisors. Except for obligations to Goldman, Sachs & Co., Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc., neither Hughes nor any of its Affiliates, stockholders, directors, officers or employees has incurred or will incur on behalf of Hughes or any of its Affiliates, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to Hughes and the Sellers (it being understood that the representations and warranties contained in Sections
6.10 and 6.11 shall be deemed made by Purchaser only if Purchaser determines to pay a portion of the Purchase Price in Purchaser Shares) that:

          6.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and is in good standing under the laws of the State of Nevada, with full power and authority to conduct its business as it is now being conducted.

          6.2 Authorization of Agreement. Purchaser has all requisite corporate power and authority to enter into this Agreement and each other agreement, document, instrument or certificate to be entered into by Purchaser in connection with the consummation of the purchase and sale of the Shares contemplated by this Agreement (together with this Agreement, the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Purchaser Document by Purchaser and the consummation of the transactions contemplated thereby to be effected by Purchaser have been (or will be prior to execution and delivery thereof) duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and each of Purchaser Documents will be at or prior to the Closing, duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement constitutes, and each of Purchaser Documents when so executed and delivered will constitute, the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

          6.3  Conflicts; Consents of Third Parties.  Except as set forth on
Schedule 6.3 hereto, the execution and delivery by Purchaser of this Agreement and Purchaser Documents and the consummation of the transactions contemplated hereby or thereby will not (i) violate any provision of the certificate of incorporation or by-laws of Purchaser; (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, require the consent of any party under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any Lien upon any of the properties or assets of Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, intellectual property or other license, contract, undertaking, agreement, lease or other instrument or obligation to which Purchaser is a party; (iii) violate any Order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser; or (iv) require any consent or approval of or registration or filing by Purchaser or any of its Affiliates with, any third party or any Governmental Body, other than (a) actions required by the HSR Act, and any similar laws of foreign jurisdictions and (b) registrations or other actions required under federal, state and foreign securities laws; except, in the case of clauses (ii),
(iii) and (iv), for any of the foregoing that, individually or in the aggregate, could not reasonably be expected to materially delay or burden the consummation by Purchaser of the transactions contemplated by this Agreement. Schedule 6.3 sets forth a true, complete and correct list of any material consents, waivers, authorizations or approvals required to be obtained under any agreement, license, lease, contract, loan, note, mortgage, indenture or other commitment or obligation (whether written or oral and express or implied), under which Purchaser is or may become bound or is or may become subject to any obligation or liability or by which any of its respective assets owned or used are or may become bound in connection with the execution, delivery and performance of this Agreement by Purchaser or consummation of the transactions contemplated herein.

          6.4 Litigation. As of the date hereof, there are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

          6.5 Investment Intention. Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

          6.6 Financial Advisors. Except for obligations to UBS Warburg, neither Purchaser nor any of its Affiliates, stockholders, directors, officers or employees has incurred or will incur on behalf of Purchaser or any of its Affiliates, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

          6.7 Financing. Purchaser has obtained a commitment letter, dated as of October 28, 2001 (the "Bank Commitment"), from Deutsche Bank AG, New York Branch, providing credit facilities to Purchaser for, among other things, the purchase of the Shares hereunder. Purchaser has provided an executed copy of the Bank Commitment to Sellers.

          6.8 Absence of Inducement. Purchaser, on behalf of itself and its Affiliates, acknowledges and agrees that, except for the express representations, warranties and covenants of Hughes and the Sellers set forth in this Agreement, Hughes and the Sellers make no representation, warranty or covenant whatsoever, express or implied, in connection with this Agreement. Purchaser, on behalf of itself and its Affiliates, represents and warrants to Hughes and the Sellers that in making its determination to enter into, and to proceed with the transactions contemplated by, this Agreement, it has not relied on and will not rely on any representation, warranty or covenant of Hughes, the Sellers, any of their respective Affiliates or any director, officer, employee, agent, consultant, advisor, accountant or attorney of Hughes, the Sellers or any of their respective Affiliates, other than the express representations, warranties and covenants of Hughes and the Sellers set forth in this Agreement.

          6.9 Ownership of Common Stock. Neither Purchaser nor any of its Affiliates own any shares of Common Stock. Neither Purchaser nor any of its Affiliates have purchased, sold or contracted to purchase or sell any Common Stock, options to purchase Common Stock or other securities convertible into or exchangeable for Common Stock, in the sixty (60) days prior to the date hereof.

          6.10 Ownership and Transfer of Purchaser Shares. Purchaser has the corporate power and authority to sell, transfer, assign and deliver Purchaser Shares as contemplated by this Agreement, and such delivery will convey to the Sellers good and valid title to such Purchaser Shares, free and clear of any and all Liens, other than restrictions imposed by federal or state securities laws. Purchaser has taken all action necessary to authorize and approve the issuance of Purchaser Shares and as of the Closing Purchaser Shares will, if and when issued in accordance herewith, be validly issued, fully paid and nonassessable. There are no statutory or contractual preemptive rights or rights of refusal with respect to any issuance of Purchaser Shares in accordance with the terms of this Agreement. Other than with respect to any federal or state securities laws, no legend or other reference to any purported Lien appears upon any certificate representing Purchaser Shares.

          6.11  Purchaser SEC Documents.

          (a) Purchaser has timely filed with the U.S. Securities and Exchange Commission ("SEC") all required reports, filings, registration statements and other documents to be filed by it with the SEC since January 1, 2000.

          (b) As of its filing date, or as amended or supplemented prior to the date hereof, each Purchaser SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act.

          (c) No Purchaser SEC Document, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          6.12  Absence of Certain Changes.  Except as set forth in Schedule
6.12 and except as contemplated hereby, since September 30, 2001, there has been no (i) material adverse effect on the Purchaser or (ii) development that has had or could reasonably be expected to have a material adverse impact on the ability of Euripides to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VII

                                   COVENANTS

          7.1 Access to Information. Except as required by any confidentiality agreement to which Purchaser, on the one hand, and either Seller, Hughes or the Company, on the other hand, is a party or pursuant to Applicable Law, from and after the date of this Agreement until the Closing Date (or the termination of this Agreement), Hughes and the Sellers agree to use commercially reasonable efforts to cause the Company to (i) permit representatives of Purchaser to have reasonable access to the properties, books, records, contracts, tax records and documents of the Company and its Subsidiaries, to the extent related to the businesses of the Company and its Subsidiaries, at all reasonable times upon reasonable advance notice, and in a manner so as not to interfere with the normal operation of the Company's and its Subsidiaries' businesses and (ii) furnish promptly such information concerning the Company's and its Subsidiaries' businesses as Purchaser or its representatives may reasonably request. Such access shall be limited to the extent that antitrust counsel to Hughes and Purchaser agree that such limitation is advisable under applicable antitrust law. Information obtained by Purchaser (or its officers, employees and representatives) pursuant to this Section 6.1 shall be subject to the provisions of the Confidentiality Agreement, which agreement remains in full force and effect.

          7.2 Conduct of the Business Pending the Closing. During the period from the date of this Agreement to the Closing, Hughes and the Sellers shall use commercially reasonable efforts to cause the Company and its Subsidiaries to conduct their respective businesses and operations in the ordinary course, to maintain and preserve their business organization and their material rights and franchises and to retain the services of their officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, Hughes and the Sellers shall use commercially reasonable efforts to cause the Company and its Subsidiaries not to, without the prior written consent of
Purchaser:

          (a) do or effect any of the following actions with respect to the Company's or any of its Subsidiaries' securities: (i) adjust, split, combine, recapitalize or reclassify its capital stock, (ii) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, other than pursuant to that certain Tax Sharing Agreement (unexecuted as of the date hereof but in effect by mutual agreement and practice) by and between the Company and Hughes, (iii) grant any Person any right or option to acquire any shares of its capital stock, other than grants of rights or options
(A) to individuals who are hired or promoted on or after the date hereof, (B) after prior notice by PanAmSat to the chief executive officer of Euripides describing special circumstances to employees affected by such circumstances, and (C) to acquire not more than 3,000,000 shares of Company Common Stock, in each case in the ordinary course of business, consistent with past practice and which will not accelerate in vesting or exercisability as a result of or in connection with the transactions contemplated by this Agreement, (iv) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities, instruments or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of outstanding options and options issued after the date hereof) or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

          (b) take any intentional or improper action to interfere with the Company's or its Subsidiaries' existing contractual or economic relationships with its suppliers, equipment manufacturers, dealers and retailers;

          (c) sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any amount of its property or assets that is material to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business, consistent with past practice;

          (d) make or propose any changes in its certificate of incorporation or by-laws (or equivalent organizational documents);

          (e) merge or consolidate with any other Person or acquire assets or capital stock of any other Person which are material to the Company and its Subsidiaries, taken as a whole, or enter into any confidentiality agreement with any Person with respect to any such transaction;

          (f) create any Subsidiaries which are material to the Company and its Subsidiaries taken as a whole and which are not, directly or indirectly, wholly owned by the Company;

          (g) enter into or modify any employment, severance, change in control, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, or otherwise increase the compensation or benefits of, any officer, director, consultant or employee of the Company or its Subsidiaries other than payment of severance or termination benefits or increases in salary, compensation or benefits granted in the ordinary course of business consistent with past practice, except as may be required by Applicable Law or a binding written contract in effect on the date of this Agreement;

          (h) except as may be required by Applicable Law or by accounting principles, change any method or principle of accounting in a material manner that is inconsistent with past practice;

          (i) take any action that would reasonably be expected to result in the representations and warranties set forth in Article 4 becoming false or inaccurate such that the condition set forth in Section 8.2(a) would fail to be satisfied;

          (j) except for any refinancing of the promissory note dated May 15, 1997, issued by the Company to Hughes, enter into or carry out any other transaction which is material to the Company and its Subsidiaries, taken as a whole, other than in the ordinary and usual course of business;

          (k) enter into or amend any agreement or understanding between the Company and either of Hughes or GM or their respective Subsidiaries (other than agreements entered into in the ordinary course of business);

          (l) take any action which could reasonably be expected to adversely affect or delay the ability of any parties hereto to obtain any approval of any Governmental Body required to consummate the transactions contemplated hereby; or

          (m) agree in writing or otherwise to do anything prohibited by this
Section 7.2.

          7.3  Regulatory.

          (a) As soon as practicable, and in any event within twenty (20) Business Days after the date hereof, each of the parties hereto shall file any Notification and Report Forms and related material required to be filed by it with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act and any similar required notifications under the laws of any foreign jurisdiction with respect to the transactions contemplated by this Agreement and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable.

          (b) As soon as practicable after the date hereof, each of the parties hereto shall make, and shall cause their Subsidiaries to make, all necessary filings with or applications to any Governmental Body that has issued any permits, approvals, authorizations, certificates, consents, franchises, licenses, concessions and rights issued or authorized by any Governmental Body ("Permit") (as amended or modified) to, or held by, the Company or any of its Subsidiaries, with respect to the transactions contemplated by this Agreement, including any necessary applications to the FCC for consent to the transfer of all Permits issued by the FCC to the Company or any of its Subsidiaries pursuant to the transactions contemplated hereby (the "FCC Consent Application").

          (c) The parties shall: (A) use their best efforts to obtain prompt termination of any waiting period under the HSR Act (including any extension of the initial thirty (30) day waiting period with respect to the transactions contemplated by this Agreement), and neither party shall, without the prior consent of the other, agree with any Governmental Authority not to consummate the transactions contemplated by this Agreement for a period of time beyond the expiration of the waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act or to extend the Closing Date to a date within the thirty(30)-day period prior to the date set forth in Section 4.2(a)(ii); (B) furnish to the other parties such information and assistance as such parties may reasonably request in connection with the preparation of any submissions to, or agency proceedings by, any Governmental Body under any Antitrust Law; (C) keep the other parties promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Bodies; (D) permit the other parties to review any material communication given by it to, and consult with the other parties in advance of any meeting or conference with, any Governmental Body or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by such applicable Governmental Body or other Person, give the other parties the opportunity to attend and participate in such meetings and conferences; and (E) use its best efforts to cause the condition set forth in
Section 8.1(a) of this Agreement to be satisfied; provided, however, that nothing contained in this Section 7.3 shall require any employee or representative of Hughes who serves as a director or officer of the Company or any of its Subsidiaries to take any action on behalf of the Company or any of its Subsidiaries, or to cause the Company or any of its Subsidiaries to take or refrain from taking any action. For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          (d) Each party shall (i) use its best efforts to diligently prosecute all applications with the FCC, including the FCC Consent Application, and all similar foreign Governmental Bodies for consent to the transactions contemplated herein, (ii) use its best efforts to resist or resolve any administrative proceeding or suit, including appeals, that is instituted to challenge the grant of any such applications, (iii) furnish to the other parties such information and assistance as such parties reasonably may request in connection with the preparation or prosecution of any such applications, (iv) keep the other parties promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Bodies with respect to the transactions contemplated hereby and (v) use its best efforts to cause the condition set forth in Section 8.1(c) of this Agreement to be satisfied.

          (e) In furtherance and not in limitation of the covenants of the parties contained in Sections 7.3(a), (b), (c) and (d), each party shall use its best efforts to resolve such objections if any, as may be asserted with respect to the transactions contemplated hereby under any FCC Regulation or Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law or any FCC Regulations, the parties shall cooperate in all respects with each other and use their best efforts to avoid the institution of any such action or proceeding and to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

          (f) If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or any FCC Regulations or if any suit is instituted by any Governmental Body or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or FCC Regulations, the parties shall use their best efforts to resolve any such objections or challenge as such Governmental Body or private party may have to such transactions under such law so as to permit consummation of the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each of Purchaser and Hughes (and, to the extent required by any Governmental Body, their respective Subsidiaries and Affiliates over which they exercise control, other than the Company and its Subsidiaries) shall be required to enter into a settlement, undertaking, consent decree, stipulation or other agreement with a Governmental Body regarding antitrust or FCC matters in connection with the transactions contemplated by this Agreement.

          7.4 Other Actions. Each of the Sellers, Hughes and Purchaser shall use its best efforts (except where a different efforts standard is specifically contemplated in this Agreement, in which case such different standard shall apply) to (i) take all action and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement, other than the conditions set forth in Section 8.1(d).

          7.5 Publicity. Neither the Sellers, Hughes nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Purchaser, either Seller or Hughes, disclosure is otherwise required by Applicable Law or by the applicable rules of any stock exchange on which Purchaser, the Seller, Hughes, or any of their respective Affiliates, lists securities, provided that, to the extent required by Applicable Law, the party intending to make such release shall use its best efforts consistent with such Applicable Law to consult with the other party with respect to the text thereof.

          7.6 Stockholders' Agreement. Purchaser acknowledges the existence of the Stockholders' Agreement.

          7.7 Take-Along Rights. Immediately after the execution and delivery of this Agreement, the Sellers shall deliver to each party to the Stockholders' Agreement a notice in the form prescribed therein. Purchaser agrees that, to the extent any of the parties to the Stockholders' Agreement is then entitled thereunder to, and elects to exercise, its Take-Along Rights (as defined in the Stockholders' Agreement) triggered by the execution and delivery of this Agreement, Purchaser will agree, unless such parties to the Stockholders' Agreement otherwise agree, to purchase such Person's shares of Common Stock, subject to the same terms and conditions as are contained herein, at the same price per share of Common Stock and for the same type of consideration as Purchaser is paying the Sellers hereunder (the "Purchase Price Per Share"). In order to effectuate such transaction, Purchaser and each such Person exercising Take-Along Rights shall enter into an agreement substantially similar to this Agreement (and identical with respect to the Purchase Price Per Share and other payment terms).

          7.8  Exchange Offer.

          (a) Unless Purchaser shall have entered into the PanAmSat Merger Agreement or commenced the Tender Offer pursuant to Article III hereof, Purchaser agrees that promptly following the Closing, unless the Tender Offer or the PanAmSat Merger shall have been consummated on or prior to the Closing, it shall offer to purchase (the "Offer") all of the outstanding shares of Common Stock of the Company (the "Remaining PanAmSat Shares"). The Offer (a) shall provide that Purchaser shall pay or deliver to a holder of Remaining PanAmSat Shares, for each Remaining PanAmSat Share, at the election of such holder, either (i) cash in an amount equal to not less than the Purchase Price Per Share or (ii) a number of shares of Class A common stock of Purchaser having an aggregate fair market value (as of a date reasonably proximate to the date the Offer is made) at least equal in amount to the Purchase Price Per Share and (b) shall not limit the portion of the total consideration payable pursuant to the Offer that may be payable in cash. Purchaser agrees to use commercially reasonable efforts to structure the Offer such that the exchange of Class A common stock of Purchaser for Remaining PanAmSat Shares will be a tax free exchange.

          (b) Not later than five (5) Business Days following the Closing, Purchaser shall file with the United States Securities and Exchange Commission ("SEC") and with any other applicable Governmental Body all such documentation as shall be necessary to effectuate the Offer (the "Exchange Offer Documents"). Purchaser shall as promptly as practicable provide Hughes with copies of, and consult with Hughes and prepare written responses with respect to, any written comments received from the SEC and other state and foreign securities regulators with respect to the Exchange Offer Documents and promptly advise Hughes of any oral comments received from the SEC and other state and foreign securities regulators, and, to the extent reasonably practicable under the circumstances, shall offer a reasonable opportunity to appropriate representatives of Hughes to participate in any telephone calls with the SEC or any state or foreign regulator the purpose of which is to discuss comments made by such regulators. Purchaser shall respond to any comments made by the SEC or any state or foreign regulator as soon as reasonably practicable following the receipt of such comments. No amendment or supplement to the Exchange Offer Documents (or any related materials) will be filed or submitted to the SEC or any state or foreign regulator or publicly disseminated by Purchaser without the approval of Hughes, which shall not be unreasonably withheld or delayed.

          7.9 Notification of Certain Matters. Each party shall give prompt written notice to the other parties of the initiation or threat of any litigation that seeks or is reasonably likely to prohibit or restrain the ability of such party to consummate the transaction contemplated by this Agreement.

          7.10 Intercompany Obligations. On or prior to the Closing, Purchaser shall use best efforts to assume all of the obligations and commitments of GM under, and from and after the Closing indemnify and hold General Motors Corporation ("GM"), Hughes and the Sellers harmless from and against, any and all indebtedness, liabilities, obligations, claims, costs and expenses, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise (including reasonable attorneys' fees) incurred or which may be incurred by GM, Hughes, the Sellers or any of their respective Subsidiaries resulting from or arising out of that certain guaranty described on Exhibit B hereto. Purchaser shall use best efforts to obtain the termination or release of GM, Hughes, the Sellers and their respective Subsidiaries from such obligation.

          7.11 Tax Allocation Agreement. Hughes shall use commercially reasonable efforts to cause to be executed prior to the Closing a tax allocation agreement between Hughes and the Company with substantially comparable terms to the Amended and Restated Agreement for the Allocation of United States Income Taxes between GM and Hughes dated the date hereof (the "TAA"); provided, however, that substantially comparable terms do not include the terms of the TAA which address the management of, or the compensation for, tax attributes.

          7.12 Actions Pursuant to the Stockholders' Agreement. Hughes and the Sellers shall use commercially reasonable efforts (including by exercising all of their contractual rights under the Stockholders' Agreement) as soon as practicable to cause, between the date hereof and the Closing Date, at least 50% of the members of the Board of Directors of the Company to be comprised of individuals who, as of the date hereof, or who hereafter become, directors or employees of Hughes or its Affiliates.


                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

          8.1 Mutual Conditions. The obligation of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to fulfillment, on or prior to the Closing Date, of each and all of the following conditions (any or all of which may be waived by written consent of Purchaser, Hughes and the Sellers in whole or in part to the extent permitted by Applicable
Law):

          (a) all waiting periods applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated and all approvals of, or filings with, any Governmental Authority (other than the FCC) required to consummate the transactions contemplated hereby shall have been obtained or made, other than approvals and filings, the failure to obtain or make which, in the aggregate, are not reasonably likely to have a PanAmSat Material Adverse Effect;

          (b) no temporary restraining order, preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction or Governmental Authority of competent jurisdiction which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which prevents the consummation of the transactions contemplated by this Agreement;

          (c) the FCC (or the FCC staff on delegated authority) shall have granted any necessary consents to the transactions contemplated herein;

          (d)  the Merger Agreement shall have been terminated pursuant to
Section 7.1(b)(i)(A)(1), 7.1(b)(i)(A)(3), 7.1(c)(iv), 7.1(c)(vii) or 7.1(b)(ii)
as a result of the failure of the condition set forth in Section 6.1(e) of the Merger Agreement; and

          (e) Hughes and the Sellers shall have obtained all consents and waivers referred to in Section 4.3 hereof with respect to the transactions contemplated by this Agreement and the Seller Documents, except for those consents and waivers the absence of which would not reasonably be expected to cause a material adverse effect on the business, properties, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

          8.2 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each and all of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by Applicable Law):

          (a) all representations and warranties of Hughes and the Sellers contained herein shall be true and correct at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time, except to the extent that all the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) could not reasonably be expected to result in a, and have not resulted in a PanAmSat Material Adverse Effect; provided, that any and all actions taken by Hughes and the Sellers pursuant to Article III or Section 7.3 and the effects thereof on the representations and warranties of Hughes and the Sellers set forth in Article V shall be ignored for purposes of this Section 8.3;

          (b) Hughes and the Sellers shall have performed and complied in all material respects with all of their respective obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

          (c) Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to Purchaser) executed by Hughes and each Seller certifying as to the fulfillment of the conditions specified in Sections 8.2(a), 8.2(b) and 8.2(g) hereof;

          (d) certificates representing the Shares (or other reasonable evidence of ownership thereof) shall have been, or shall at the Closing be, validly delivered and transferred to Purchaser, free and clear of any and all Liens, other than the Stockholders' Agreement and restrictions imposed by federal or state securities laws;

          (e) there shall not have occurred after the date hereof and be continuing any PanAmSat Material Adverse Effect; provided, however, that any and all actions taken by any party hereto pursuant to Section 7.3 and the effects thereof shall be ignored for the purposes of this Section 8.2(e);

          (f) Purchaser shall have received the written resignations of each director of the Company who is at the time of the Closing an employee of Hughes or any of its Affiliates;

          (g) the representation and warranty contained in Section 5.10 shall have been true and correct as of the date made except for immaterial deviations therefrom, and the Company shall not have taken any of the actions described in
Section 7.2(a)(ii), unless such actions are taken in the ordinary course of business, consistent with past practice;

          (h) (i) the Company shall not have issued, delivered or sold or agreed to issue, deliver or sell more than 7% of its capital stock (in the aggregate together with any securities, instruments or obligations convertible into or exchangeable for its capital stock), except for such issuances, deliveries, or sales, or such agreements to issue, deliver or sell that would not be reasonably likely to impair in any material respect the ability of the Purchaser to consummate the acquisition of the Remaining PanAmSat Shares at the Purchase Price per Share set forth in Section 1.2, and (ii) shall not have taken any other action with respect to its capital stock not permitted under Section 7.2(a) that would be reasonably likely to impair in any material respect the ability of Purchaser to consummate the acquisition of the Remaining PanAmSat Shares at the Purchase Price per Share set forth in Section 1.2;

          (ii) the Company shall not have adopted any shareholder rights plan or similar plan after the date hereof.

          8.3 Conditions Precedent to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each and all of the following conditions (any or all of which may be waived by the Sellers in whole or in part to the extent permitted by Applicable Law):

          (a) all representations and warranties of Purchaser contained herein shall be true and correct as of the date of this Agreement and with the same effect as though those representations and warranties had been made again at and as of that time, except (i) for the representation contained in Section 6.4 and
(ii); to the extent that all the breaches of such representations and warranties collectively (without giving effect to any materiality or similar qualification) could not reasonably be expected to result in a, and have not resulted in a PanAmSat Material Adverse Effect; provided, that any and all actions taken by Purchaser pursuant to Article III or Section 7.3 and the effects thereof on the representations and warranties of Purchaser set forth in
Article VI shall be ignored for purposes of this Section 8.3;

          (b) Purchaser shall have performed and complied in all material respects with all of its obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

          (c) the Sellers shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Sellers) executed by Purchaser certifying as to the fulfillment of the conditions specified in Sections 8.3(a) and 8.3(b);

          (d) if Purchaser determines to pay any portion of the Purchase Price in Purchaser Shares, Purchaser shall have executed and delivered to the Sellers a registration rights agreement in the form attached hereto as Exhibit C.


                                  ARTICLE IX

                           DOCUMENTS TO BE DELIVERED

          9.1 Documents to be Delivered by the Seller. At the Closing, Hughes and the Sellers shall deliver, or cause to be delivered, to Purchaser the following:

          (a) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers;

          (b) the certificates referred to in Sections 8.2(c) and 8.2(d) hereof; and

          (c) copies of all consents and waivers referred to in Section 8.1(e) hereof.

          9.2 Documents to be Delivered by Purchaser. At the Closing, Purchaser shall deliver to the Sellers the following:

          (a)  evidence of the wire transfer referred to in Section 2.2 hereof;

          (b) stock certificates representing Purchaser Shares, if any, duly endorsed in blank or accompanied by stock transfer powers;

          (c)  the certificates referred to in Section 8.3(c) hereof; and

          (d) written confirmation from Purchaser that it is simultaneously purchasing the shares of Common Stock to be sold by those Persons, if any, who exercise Take-Along Rights pursuant to the Stockholders' Agreement, as contemplated by Section 7.7 hereof.

                                   ARTICLE X

                                INDEMNIFICATION

          10.1 Indemnification by Hughes and the Sellers. Subject to Section 10.3(a) hereof, if the Closing occurs or Purchaser purchases the Shares pursuant to Article III, Hughes and each Seller, jointly and severally, hereby agree to indemnify and hold Purchaser and its directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against, and shall reimburse Purchaser Indemnified Parties for, any and all losses, liabilities, Legal Proceedings and reasonable expenses (including reasonable costs of investigation and defense and reasonable attorneys' and accountants' fees), whether or not involving a third-party claim (collectively "Damages"), incurred thereby, directly or indirectly, based on, arising out of, or resulting from:

          (a) any breach of or inaccuracy in any representation or warranty made by Hughes or any of the Sellers in this Agreement or any other certificate or document delivered pursuant to this Agreement, other than those, if any, that have been waived in writing by Purchaser and other than the representations contained in Sections 5.6, 5.8 and 5.10 hereof; and

          (b) any breach of or inaccuracy in the representations contained in Sections 5.6 and 5.10 hereof;

          (c) any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation of Hughes or either Seller set forth in this Agreement, other than those, if any, that have been waived in writing by Purchaser; and

          (d) in the event that Hughes and the Company do not enter into a tax allocation agreement as contemplated by Section 7.11 hereof, all income taxes (including interest, penalties and additions to tax) that a taxing authority may attempt to collect from the Company or any Subsidiary thereof solely pursuant to Treasury Regulation (S)1.1502-6 or similar provisions of state law for a taxable period or portion thereof during which the Company was a member of the GM or Hughes consolidated, combined or unitary group for federal or state income tax purposes excluding any taxes (including interest, penalties and additions to tax) for which Purchaser indemnifies the Seller Indemnified Parties (as defined below) pursuant to Section 10.2(d) hereof.

          10.2 Indemnification by Purchaser. Subject to Section 10.3(b) hereof, if the Closing occurs and any portion of the Purchase Price is paid in Purchaser Shares, Purchaser hereby agrees to indemnify and hold Hughes and the Sellers and their directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against, and shall reimburse the Seller Indemnified Parties for, any and all Damages incurred thereby, directly or indirectly, based on, arising out of, or resulting from:

          (a) any breach of or inaccuracy in any representation or warranty made by Purchaser in this Agreement or any other certificate or document delivered pursuant to this Agreement, other than those, if any, that have been waived in writing by Hughes and other than the representation contained in Section 6.10 hereof;

          (b) any breach of or inaccuracy in the representation contained in
Section 6.10 hereof;

          (c) any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation of Purchaser set forth in this Agreement, other than those, if any, that have been waived in writing by Hughes; and

          (d) in the event that Hughes and the Company do not enter into a tax allocation agreement as contemplated by Section 7.11 hereof, any income taxes (including interest, penalties and additions to tax) that would be imposed upon or assessed against the Company or any Subsidiary thereof (other than solely pursuant to Treasury Regulation (S)1.1502-6 or similar provisions of state law) with respect to any taxable periods or portions thereof ending on or prior to the Closing Date were the Company and its subsidiaries a separate group that always filed separate consolidated, combined or unitary tax returns for federal, state and local tax purposes (as applicable) and never joined in the filing of a consolidated, combined or unitary tax return with General Motors Corporation, a Delaware corporation or Hughes.

          10.3 Limitations on Indemnification.

          (a) The aggregate amount of Damages for which Hughes shall be obligated to indemnify Purchaser Indemnified Parties pursuant to Sections 10.1(a) and (c) shall be limited to an amount equal to 50% of the Purchase Price and the aggregate amount of Damages for which Hughes and each Seller shall be obligated to indemnify Purchaser Indemnified Parties pursuant to Section 10.1(b) shall be limited to an amount equal to 100% of the Purchase Price ; provided, however, that the aggregate amount of Damages for which Hughes and each Seller shall be obligated to indemnify Purchaser Indemnified Parties pursuant to Sections 10.1(a), (b) and (c) shall be limited to an amount equal to 100% of the Purchase Price.

          (b) The aggregate amount of Damages for which Purchaser shall be obligated to indemnify the Seller Indemnified Parties pursuant to Sections 10.2(a) and (c) shall be limited to an amount equal to 50% of the Purchase Price and the aggregate amount of Damages for which Purchaser shall be obligated to indemnify the Seller Indemnified Parties pursuant to Section 10.2(b) shall be limited to an amount equal to 100% of the Purchase Price; provided, however, that the aggregate amount of Damages for which Purchaser shall be obligated to indemnify the Seller Indemnified Parties pursuant to Sections 10.2(a), (b) and
(c) shall be limited to an amount equal to 100% of the Purchase Price.

          10.4 Exclusive Remedy. The parties acknowledge and agree that, except for claims of fraud, the sole and exclusive remedy with respect to any and all claims for indemnification relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article X; provided, however, that nothing in this Section 10.3 shall limit rights or remedies which, as a matter of Applicable Law or public policy, cannot be limited or waived.

          10.5 Notice and Payment of Claims.

          (a) Notice. The party entitled to indemnification pursuant to this
Article X (the "Indemnified Party") shall notify the party liable for indemnification pursuant to this Article X (the "Indemnifying Party") within ten
(10) days after becoming aware of, and shall provide to the Indemnifying Party as soon as practicable thereafter all information and documentation necessary to support and verify, any damages that the Indemnified Party shall have determined to have given or is reasonably likely to give rise to a claim for indemnification hereunder, and the Indemnifying Party shall be allowed access to all books and records in the possession or under the control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim. Notwithstanding the foregoing, the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that it is materially prejudiced by the Indemnified Party's failure to give such notice.

          (b) Payment. In the event an action for indemnification under this
Article X shall have been finally determined, such final determination shall be paid to Hughes and Sellers or Purchaser, as the case may be, on demand in immediately available funds in U.S. dollars. An action, and the liability for and amount of Damages therefor, shall be deemed to be "finally determined" for purposes of this Article X when the parties to such action have so determined by mutual agreement or, if disputed, when a final non-appealable Order shall have been entered.

          10.6 Procedure for Indemnification - Third Party Claims.

          (a) Upon receipt by an Indemnified Party of notice of the commencement of any Action by a third party (a "Third Party Claim") against it, such Indemnified Party shall, if a claim is to be made against an Indemnifying Party under this Article IX, give notice to the Indemnifying Party of the commencement of such Third Party Claim as soon as practicable, but in no event later than ten
(10) days after the Indemnified Party shall have been served, but the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that it is materially prejudiced by the Indemnified Party's failure to give such notice.

          (b) If a Third Party Claim is brought against an Indemnified Party and it gives proper notice to the Indemnifying Party of the commencement of such Third Party Claim, the Indemnifying Party will be entitled to participate in such Third Party

Claim and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such Third Party Claim and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Third Party Claim and provide indemnification with respect to such Third Party Claim) to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party shall not, as long as it legitimately conducts such defense, be liable to the Indemnified Party under this Article X for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim, other than reasonable costs of investigation.

     If the Indemnifying Party assumes the defense of a Third Party Claim, (i) no compromise, discharge or settlement of, or admission of Liability in connection with, such claims may be effected by the Indemnifying Party without the Indemnified Party's written consent (which consent shall not be unreasonably withheld or delayed) unless (A) there is no finding or public admission of any violation of Law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary Damages that are paid in full by the Indemnifying Party; (ii) the Indemnifying Party shall have no Liability with respect to any compromise or proposed settlement of such claims effected without its written consent (which consent shall not be unreasonably withheld or delayed); and (iii) the Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party in connection with such defense, and shall have the right to participate, at the Indemnified Party's sole expense, in such defense, with counsel selected by it. Should the Indemnified Party withhold consent under clause (i) above, the Indemnifying Party shall have the right, upon notice to the Indemnified Party within ten (10) days of receipt of the Indemnified Party's denial of consent, to pay to the Indemnified Party the full amount of such judgment or settlement, including all interest, costs or other charges relating thereto, and shall pay all attorneys' fees incurred to such date for which the Indemnifying Party is obligated under this Agreement, at which time the Indemnifying Party's rights and obligations with respect to the Third Party Claim shall cease. If proper notice is given to an Indemnifying Party of the commencement of any Third Party Claim for which indemnification is available hereunder and the Indemnifying Party does not, within thirty (30) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party shall be bound by any determination made in such Third Party Claim or any compromise or settlement effected by the Indemnified Party.

     (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Third Party Claim may adversely affect it other than as a result of monetary Damages for which it could be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such Third Party Claim as against the Indemnified Party, but the Indemnifying Party shall not be bound by any determination of a Third Party Claim so defended or any compromise or settlement thereof.

          (d) The Indemnifying Party hereby consents to the non-exclusive jurisdiction of any court in which a Third Party Claim is brought against the Indemnified Party for purposes of any claim that the Indemnified Party may have under this Agreement with respect to such Third Party Claim or the matters alleged therein, and agree that process may be served on the Indemnifying Party with respect to such a claim anywhere in the world.

                                  ARTICLE XI

                                 MISCELLANEOUS

          11.1 Certain Definitions.

          For purposes of this Agreement, the following terms shall have the meanings specified in this Section 11.1:

          "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

          "Applicable Law" means all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Body.

          "Business Day" means any day of the year except a Saturday, Sunday or a day on which national banking institutions in New York are obligated by Law, regulation or governmental order to close.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

          "Common Stock" means the Company's common stock, $0.01 par value per share.

          "Confidentiality Agreement" means that certain confidentiality agreement between Purchaser and the Company, dated February 27, 2001, including all amendments thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Governmental Body" means any foreign, federal, state or local governmental or regulatory body, administrative or regulatory authority, commission, agency, instrumentality or authority.

          "Implementation Agreement" means the Implementation Agreement, dated as of the date hereof, by and among GM, Hughes and Purchaser.

          "Legal Proceeding" means any criminal, civil, judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

          "Lien" means any lien, pledge, security interest, charge, claim, lease, option, right of first refusal, transfer restriction under any shareholder or similar agreement, encumbrance or any other similar restriction or limitation.

          "Merger Agreement" means the Merger Agreement, dated as of the date hereof, by and between Hughes and Purchaser.

          "Order" means any order, injunction, judgment, decree, decision, settlement, subpoena, verdict, ruling, writ, assessment or arbitration award.

          "PanAmSat Material Adverse Effect" means an event, change, circumstance or effect that has had or is reasonably likely to have a material adverse effect on the business, operations, assets, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole, other than events, changes, circumstances or effects that arise out of or result from (i) factors affecting the economy or financial markets as a whole or generally affecting the industries in which the Company or its Subsidiaries operate, (ii) the announcement of the execution of this Agreement or any other Hughes Transaction Agreement (as defined in the Merger Agreement) (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees) and (iii) any change resulting solely from a change in trading prices of the Company's outstanding publicly traded securities. A PanAmSat Material Adverse Effect shall have occurred upon the complete failure with respect to three (3) or more of the Company's satellites that are either presently functional or are subsequently launched, and which satellite failures are not covered by any launch or in orbit insurance.

          "PanAmSat SEC Documents" means the Company's annual report on Form 10-K for each of the fiscal years ended December 31, 1998, 1999 and 2000, the Company's quarterly reports on Form 10-Q for each of the fiscal quarters since January 1, 2001 and all other reports, filings, registration statements and other documents filed by the Company with the SEC after September 30, 2001 and prior to the date hereof (as such documents have been amended since the time of their filing and prior to the date hereof).

          "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

          "Purchaser SEC Documents" means Purchaser's annual report on Form 10-K for each of the fiscal years ended December 31, 1998, 1999 and 2000, Purchaser's quarterly reports on Form 10-Q for each of the fiscal quarters since January 1, 2001 and all other reports, filings, registration statements and other documents filed by Purchaser with the SEC after September 30, 2001 and prior to the date hereof (as such documents have been amended since the time of their filing and prior to the date hereof).

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Stockholders' Agreement" means that certain Amended and Restated Stockholders' Agreement, dated as of May 16, 1997, by and among the Company, HCGI and the other parties thereto.

          "Subsidiary" means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

          "Volume Weighted Average Trading Price" means, with respect to any trading day (defined as 9:30 a.m. through 4:30 p.m., Eastern Time), the weighted average of the reported per share prices at which transactions in Purchaser Common Stock are executed on the Nasdaq Stock Market during such trading day (weighted based on the number of shares of Purchaser Common Stock traded, as such weighted average price appears on the Bloomberg screen "Volume at Price" page for Purchaser Common Stock.

          11.2 Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary stamp or similar taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by Purchaser.

          11.3 Knowledge. For purposes of this Agreement, the knowledge of (a) Purchaser shall mean the actual knowledge of the senior officers of Purchaser and (b) Hughes shall mean the actual knowledge of the senior officers of Hughes and employees of Hughes who are directors or officers of the Company.

          11.4 Survival of Representations and Warranties. The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, and the rights of Purchaser Indemnified Parties and Seller Indemnified Parties to seek indemnification with respect thereto, shall survive the execution and delivery of this Agreement, and the Closing hereunder (other than the representation contained in Section 5.8 hereof). Such representations and warranties and the rights of Purchaser Indemnified Parties and Seller

Indemnified Parties to seek indemnification with respect thereto shall expire, except with respect to any claim or action asserted prior to and pending at the time of such expiration, twelve (12) months after the Closing or upon the earlier termination of this Agreement pursuant to Section 4.2; provided, however, that the representations and warranties contained in Sections 5.6 and
5.10 and Section 6.10 hereof shall survive indefinitely.

          11.5 Commercially Reasonable Efforts. For purposes of Article VII of this Agreement, the obligation of Hughes and each of the Sellers to use commercially reasonable efforts to cause the Company to take or not take any action shall require only that Hughes and each of the Sellers, as applicable,
(i) vote the Shares it owns on any matter submitted by the Company for approval of its stockholders in a manner consistent with the provisions of Article VII hereof, (ii) request that the Company use its best efforts to act in a manner consistent with the provisions of Article VII hereof and (iii) request that any employees of Hughes or such Seller who serve as members of the Board of Directors of the Company vote on matters submitted to the Board of Directors of the Company in a manner consistent with the provisions of Article VII hereof to the extent that so voting would be considered by them to be in the best interests of the Company and its stockholders and otherwise consistent with their fiduciary duties as directors.

          11.6 Expenses. Except as otherwise provided in this Agreement, Hughes, the Sellers and Purchaser shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

          11.7 Specific Performance. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Accordingly, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, including, without limitation, the Sellers' obligation to sell the Shares to Purchaser, and Purchaser's obligations to purchase the Shares from the Sellers, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Any requirements for the securing or posting of any bond with such remedy are waived.

          11.8 Further Assurances. Hughes, the Sellers and Purchaser each agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

          11.9 Submission to Jurisdiction; Consent to Service of Process. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the State of Delaware, or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 11.13, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

          11.10 Entire Agreement; Amendments and Waivers. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

          11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

          11.12 Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

          11.13 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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

          If to Hughes or any Seller, to:

          200 North Sepulveda Boulevard
          P.O. Box 456
          El Segundo, CA  90245
          Attention: General Counsel
          Telecopy No.: (310) 456-1089

          With a copy to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, NY  10153
          Attention:  Frederick S. Green and
                      Michael E. Lubowitz
          Telecopy No.: (212) 310-8007

          With a copy to:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL 60601
          Attention:  R. Scott Falk and
                      Joseph P. Gromacki
          Telecopy No.: (312) 861-2200

          If to Purchaser, to:

          5701 Santa Fe Drive
          Littleton, CO  80120
          Attention: General Counsel
          Telecopy No.: (303) 723-1699

          With a copy to:

          Sullivan & Cromwell
          125 Broad Street
          New York, NY 10004
          Attention: Francis J. Aquila and
                     John J. O'Brien
          Telecopy No.: (212) 558-3588

          11.14 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

          11.15 Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. The provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder and there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that each Seller shall have the right to assign its rights, interests and obligations to the Shares and under this Agreement to any Affiliate thereof (whether as a result of recapitalization, reorganization, merger or otherwise), except that no such assignment shall relieve either Seller of any of their respective obligations hereunder.

          11.16 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                              ECHOSTAR COMMUNICATIONS CORPORATION

                              By: /s/ David K. Moskowitz
                                 ------------------------------------------
                                 Name:  David K. Moskowitz
                                 Title: Senior Vice President, General Counsel
                                        and Secretary

                              HUGHES ELECTRONICS CORPORATION

                              By: /s/ Larry D. Hunter
                                 ------------------------------------------
                                 Name:  Larry D. Hunter
                                 Title: Vice President

                              HUGHES GALAXY COMMUNICATIONS, INC.

                              By: /s/ Michael J. Gaines
                                 ------------------------------------------
                                 Name:  Michael J. Gaines
                                 Title: President

                              HUGHES COMMUNICATIONS SATELLITE SERVICES, INC.

                              By: /s/ Michael J. Gaines
                                 ------------------------------------------
                                 Name:  Michael J. Gaines
                                 Title: President

                              HUGHES COMMUNICATIONS, INC.

                              By: /s/ Michael J. Gaines
                                 ------------------------------------------
                                 Name:  Michael J. Gaines
                                 Title: President